EXHIBIT 99.1

GENERAL FINANCE CORPORATION TO PRESENT AT THE 18th ANNUAL B. RILEY & CO. INVESTOR CONFERENCE
PASADENA, CA – May 2, 2017 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), announced today that the Company will be presenting at the upcoming 18th Annual B. Riley & Co. Investor Conference at the Loews Santa Monica Beach Hotel in Santa Monica, CA.

Charles Barrantes, Chief Financial Officer, will be presenting at the conference on Wednesday, May 24 at 11:00 a.m. Pacific Time. In addition to presenting, the Company will be attending one-on-one meetings with investors on that same day. To receive additional information or to schedule a one-on-one meeting, please contact your B. Riley & Co. sales representative or Larry Clark at lclark@finprofiles.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America. Royal Wolf’s shares trade under the symbol “RWH” on the Australian Securities Exchange.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
(310) 622-8223